UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2008

SUPERIOR BANCORP
(Exact Name of Registrant as Specified in Charter)

Delaware
State or Other
Jurisdiction of
Incorporation
0-25033	63-1201350
(Commission	(IRS Employer
File Number)	Identification No.)

17 North 20th Street, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	(Zip Code)

(205) 327-1400
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in Superior Bancorp’s Proxy Statement relating to its 2008 Annual Meeting of Stockholders, the Board of Directors of the Corporation proposed an amendment to the Corporation’s Restated Certificate of Incorporation to implement a 1-for-4 reverse split of the Corporation’s outstanding common stock and decrease the number of authorized shares of the Corporation’s common stock from 60 million to 15 million. The text of this amendment was attached to the above-referenced Proxy Statement as Annex A, which is hereby incorporated herein by reference. This amendment was approved by the holders of a majority of the outstanding shares of the Corporation’s common stock, and the Corporation filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware on April 25, 2008 reflecting such amendment. On April 28, 2008, the Corporation filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware restating its Certificate of Incorporation to include all previous amendments, including the amendment filed on April 25, 2008. Such Restated Certificate of Incorporation is now the Certificate of Incorporation of Superior Bancorp.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

3	Restated Certificate of Incorporation of Superior Bancorp dated April 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR BANCORP

Date: April 29, 2008	By:	/s/ C. Stanley Bailey
C. Stanley Bailey
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3	Restated Certificate of Incorporation of Superior Bancorp dated April 28, 2008